Columbia Bancorp Announces Credit Card Joint Marketing Alliance

      THE DALLES, Ore., Sept. 18 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq: CBBO) today announced its subsidiary, Columbia River Bank, has entered into a definitive agreement with Elan Financial Services ("Elan"), to sell its credit card portfolio, with a current outstanding balance of approximately $7.0 million, to Elan.

      Under the terms of its agreement with Elan Columbia River Bank will continue to sell and support credit card products and services and the credit cards will continue to be issued under Columbia River Bank's name. The sale component of the transaction is expected to result in a 2008 pre-tax gain of approximately $770,000. The actual gain will depend on several factors, including the balance of the portfolio on the sale date.

      Roger L. Christensen, Chief Executive Officer of Columbia River Bank, described the agreement saying, "This arrangement will create value for our customers and our shareholders. For investors, it is expected that the transaction will be accretive to earnings not only in the first year, but also in the future, with significant additional revenue being generated by our joint marketing initiatives. For customers, this partnership will provide them with more personally tailored card features and benefits. They will continue to receive the high-touch personal service they have come to expect from their relationships with our employees."

      Under the agreement, Columbia River Bank will be able to expand its overall credit card customer base by offering a more competitive product line to both existing and new markets. The enhanced product menu will include both a cash-back rewards program and cards specifically designed for the bank's business clients. The agreement also includes strong marketing support from Elan.

      Additional information on Columbia Bancorp is available on the Internet at http://www.columbiariverbank.com.

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      ABOUT COLUMBIA BANCORP

      Columbia Bancorp (http://www.columbiabancorp.comis the financial holding company for Columbia River Bank, which operates 22 branches located in The Dalles (2), Hood River, Bend (3), Madras, Redmond (2), Pendleton, Hermiston, McMinnville, Lake Oswego, Canby, and Newberg, Oregon, and in Goldendale, White Salmon, Sunnyside, Vancouver, Yakima, Pasco and Richland, Washington. To supplement its community banking services, Columbia River Bank also provides brokerage services through CRB Financial Services Team.

      FORWARD LOOKING STATEMENTS

      This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about management's present plans and intentions about our strategy, growth, and deployment of resources, and about management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain management's current plans, they are subject to various risks and uncertainties which could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the collectibility of our loans, economic and other factors which affect the collectibility of our loans, the impact of banking laws and regulations, competition, and fluctuations in market interest rates on Columbia's revenues and margins, management's ability to generate growth from core operations in the face of the announced staffing reductions, and other risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this release is accurate as of the date on which the release was issued, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

SOURCE  Columbia Bancorp

CONTACT: Roger L. Christensen, President and CEO, +1-541-298-6633, rchristensen@columbiabancorp.com, or Greg B. Spear, Vice Chair and CFO, +1-541-298-6612, gspear@columbiabancorp.com, both of Columbia Bancorp

Web site:  http://www.columbiabancorp.com
           http://www.columbiariverbank.com /